EXHIBIT 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

WSSI - Q3 2005 WebSideStory, Inc. Earnings Conference Call

Event Date/Time: Nov. 02. 2005 / 5:30PM ET
Event Duration: N/A

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Tom Willardson
WebSideStory, Inc. — CFO
Jeff Lunsford
WebSideStory, Inc. — President and CEO
CONFERENCE CALL PARTICIPANTS
David Hilal
Friedman Billings — Analyst
Brad Whitt
RBC — Analyst
Safa Rashtchy
Piper Jaffray — Analyst
Michael Huang
Think Equity — Analyst
Wendell Laidley
RS Investments — Analyst
Troy Mastin
William Blair and Co. — Analyst
Mark May
Needham and Co. — Analyst
Peter Scheidler
Peninsula Capital — Analyst
Rich Baldry
First Albany Capital — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the third quarter 2005 WebSideStory Inc. earnings conference call. (OPERATOR INSTRUCTIONS)
I would now like to turn the presentation over to your host for today’s conference, Mr. Tom Willardson, chief financial officer. Please proceed, sir.
Tom Willardson — WebSideStory, Inc. — CFO
Thank you. My name is Tom Willardson, CFO of WebSideStory, and it is my pleasure to welcome you to WebSideStory’s third quarter 2005 earnings conference call. Following the live call, an audio archive of this call will be available on our investor relations section of our website at www.websidestory.com.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Today’s call contains forward-looking statements that are not a description of historical facts, for example, statements about future results of operation growth opportunities, the anticipated synergies of WebSideStory’s and Atomz business, and about the projected future financial performance of Atomz and WebSideStory’s business are also forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved.
Actual results may differ materially from those stated in this call due to the risks and uncertainties inherent in WebSideStory’s business. Such risks include, without limitation, WebSideStory’s reliance on its web analytics services for the majority of its revenue, blocking or erasing of cookies or limitations on the ability to use cookies, WebSideStory’s limited experience with digital marketing applications beyond web analytics, the risks associated with the integration of the operations and products of Avivo, who does business as Atomz, with those of WebSideStory, privacy concerns and laws or other domestic or foreign regulations that may subject WebSideStory to litigation or limit our ability to collect and use internet user information, the highly competitive markets in which we operate that could make it difficult for WebSideStory to acquire and retain customers, the risk that WebSideStory’s customers fail to renew their agreements, WebSideStory’s recent achievement of profitability and the risk that it may not maintain its profitability, the risk that WebSideStory’s services may become obsolete in a market with rapidly changing technology and industry standards, and other risks described in WebSideStory’s Securities and Exchange Commission filings, including WebSideStory’s annual report on Form 10-K for the year ended December 31st, 2004 and quarterly report on Form 10-Q for the quarter ending June 30th, 2005.
Do not place undue reliance on these forward-looking statements, which speak only as of the date of this call. All forward-looking statements are qualified in their entirety by this cautionary statement and WebSideStory undertakes no obligation to revise or update these statements to reflect events or circumstances after the date of this call.
Now I would like to turn the call over to Jeff Lunsford, WebSideStory’s president and chief executive officer. Jeff?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Thanks, Tom. It looks like the press release has not hit the wire yet. It’s been on our website for half an hour, so if you all are online you can go to websidestory.com and you’ll see the link there to the earnings release. It should be on the wires shortly.
We’re proud to announce another record quarter here at WebSideStory. We surpassed our expectations slightly on revenue and substantially on earnings and we’ve raised our earnings guidance slightly for Q4 given the trajectory of the business. We made great progress on the integration of Atomz, organic growth clocked in around 58%. The 98% you see in the press release is kind of without the Atomz revenue looking backwards. So 58% is the organic growth rate, which is kind of how we measure ourselves.
In the quarter we signed up 110 new customers to use one or more applications in the WebSideStory Active Marketing Suite and 25% of our bookings for Search and Publish, which were the acquired Atomz products, came from existing HBX customers, which validates our strategy, in our minds, of delivering an integrated suite of digital marketing tools focused on improving site performance and improving the efficiency and effectiveness of digital marketing professionals.
We also launched in the quarter the HBX Reporting API and had our first partner go live with that. This API allows customers and partners to source analytics data from our platform in real time and embed it into the fabric of other applications within their enterprise. This was a very quiet but very strategic event, the launching of this API.
We continue to expand our HBX Stream partner program, adding five more integration partners in the quarter, bringing the total to 26. Seven of those partners now have live interfaces to the HBX platform and we’re working with many more to get those interfaces live.
And to get a sense of how the ecosystem is developing around product lines, let me break those partners down into categories for you. Eleven of them are email service providers, five of them are behavioral targeting vendors, three of them are ad serving networks, two of them are ecommerce service providers, and the other five are kind of a catchall miscellaneous category.
Lastly, we made solid progress on the development of Bid, our integrated search engine marketing application. We signed 12 customers into the beta program and that beta program is anticipated to begin this month. Bid should be generally available in December, but as soon as the beta program commences, it will be considered a production application with real transactions, real money flowing through it.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Just like in the last few quarters, the macro environment in which we operate remains quite healthy. You can see that in all the publicly discussed numbers of online marketing spend still growing, online commerce spend still growing, and earnings announcements of some of the major digital marketing powerhouses that have preceded us.
I’ll now turn it back over to Tom Willardson for a detailed overview of our Q3 numbers and we’ll then open the lines up for questions. Tom?
Tom Willardson — WebSideStory, Inc. — CFO
Thanks, Jeff.
The third quarter of 2005 was our eighth consecutive quarter of profitability. We achieved record revenues and profitability, slightly exceeding the top end of the range of our guidance for revenues and exceeding the top end of our range for non-GAAP earnings per share by $0.01. In comparing the results for the third quarter to the second quarter, please note that second quarter results included the financial results from the acquisition of Atomz as of May 4th, whereas the third quarter includes the results of Atomz for a full quarter.
On the year over year basis, we grew our third quarter total revenue by 98%. While some of that growth is explained by the acquisition of Atomz, organically we grew our revenue for both businesses by 58% compared to the same period last year. And, as Jeff mentioned, we signed up over 110 new customers during the quarter and achieved solid bookings growth that was in line with our expectations.
Our gross margin was 82% in Q3, basically unchanged from the previous quarter. The gross margin includes approximately 91,000 of amortization of intangibles and stock-based compensation, which represents approximately 1% of revenues.
Operating expenses before stock-based compensation and amortization of intangibles as a percentage of revenue decreased from 64% in Q2 of this year to 61% in Q3, a pickup of 3 points. Compared to last quarter, sales and marketing expenses decreased from 37% to 34% of revenues, a pickup of 3 points. Technology and development expenses as a percentage of revenues were slightly down from 12% last quarter to 11% this quarter.
We capitalized $346,000 of certain costs related to the development of our forthcoming Bid management tool and the ongoing development of Stream this quarter. We anticipate that technology development expenses will increase as a percentage of revenues in the fourth quarter as we begin to scale down the capitalization of those costs and those projects near completion and market launch. General and administrative expenses increased from 15 to 16% as a result of increased accounting related professional fees and Sarbanes-Oxley related fees.
Non-GAAP net income before stock-based compensation expense and amortization of intangibles was approximately $2.6 million, or 23%, of total revenue in the third quarter compared to 20% in the previous quarter and 14% in the third quarter of last year. Non-GAAP earnings per share before stock-based compensation expenses and amortization of intangibles were $0.13 on a fully diluted basis for the quarter. This exceeded the high end of our guidance range of $0.11 to $0.12 per share.
Turning now to the balance sheet, we added $1.7 million in cash to our balance sheet during the quarter. Our working capital and liquidity remain strong with approximately $31.7 million in cash and marketable securities, $13.2 million of working capital, and no debt at quarter end. We were excluding from that figure approximately $807,000 of restricted cash that was set aside in escrow as part of the holdback in our Atomz acquisition.
Our deferred revenue balance grew from $10.8 to $10.9 million due to booking more contracts with quarterly versus upfront payment terms. Accrued liabilities grew in line with the growth of our business.
In the press release that we issued earlier today, we provided guidance on revenue through the second quarter of 2006 and on both GAAP and non-GAAP for earnings per share through the first quarter of next year. We provided guidance on earnings assuming a tax provision of 5% for the fourth quarter of 2005, which reflects the cash taxes we expect to actually pay for the rest of 2005 and assumes the allowance against our net operating losses remains in place.
Projecting our current profitability trends into 2006 and estimating our ability to use our NOLs, subject to certain limitations, we expect to pay cash taxes of approximately 20% next year. If, in the future, the NOL allowance is reversed, there will be a one-time positive impact to earnings in the amount of the remaining NOL balance for the NOLs generated by WebSideStory. And from that point forward, we will report a full state

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
and federal tax rate of an estimated 38%, even though our effective cash tax rate with the benefit of our NOLs is estimated to be approximately 20% next year.
You will note in the earnings guidance reconciliation between GAAP and non-GAAP, the estimated amortization of intangibles and stock-based compensation expense increases from $0.04 per share in Q4 of 2005 to $0.07 per share in Q1 of 2006. This increase reflects the adoption of FAS123R for expensing of stock options beginning on January 1st, 2006. For this guidance, we are also assuming a 20% cash tax rate beginning in the first quarter of 2006 and throughout the rest of the year versus the 5% cash tax rate we expect to pay throughout 2005.
And finally, the earnings guidance for Q4 2005 assumes some capitalization of product development costs up through the launch of Bid this quarter and no capitalization of product development costs in Q1 of 2006.
Also in the quarter we determined the need to restate how we were accounting for a five-year-old sublease. The net effect of this recalculation is that the company was approximately $177,000 more profitable than we previously reported in 2004 and will be approximately $82,500 more profitable than previously reported in the first six months of 2005. Looking forward, expenses we forecasted in the remainder of 2005 and into 2006 will no longer be incurred, as they will have been fully accrued in the restated balance sheet.
Sublease related charges of $590,000 and $410,000 will be added to our financials in the years 2001 and 2003 respectively. Please note that prior accounting treatment of this sublease was fully disclosed in our S-1 filed for the IPO and that this restatement does not result in any change in cash flow for the business during the years in question, including future periods.
I would now like to turn the call back over to Jeff for some concluding comments. Jeff?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Thanks, Tom.
So, as you can tell from the results, I guess a little higher than $11.3 million of revenue and then $0.13 in pro forma earnings rather than the $0.11 to $0.12 that we had guided to and fully expected, the business is growing at a nice clip and generating healthy profit margins. We are ramping our sales and marketing and R&D investment programs in Q4, so you should not expect to see margins continue to expand as rapidly as they have in 2005.
We’ve consistently said we believe we can get this business to about 30% pretax margin by sometime in 2007 and the 23% we achieved in Q3, up from 14% a year ago, gives us confidence that that 30% is achievable. As a management team, we’re here to grow this business, so you’ll see the rate of margin expansion slow. It has been about 2 to 3% per quarter for the last few quarters. From here forward, as we plough every extra dime back into growth, we’ll probably see that margin expansion be about 1% per quarter.
We want to have great products here and great service and great distribution. One key area of investment is R&D. By the end of the year we will have doubled our core R&D capacity by establishing an offshore development center using the same management talent I used at my previous company, TogetherSoft, to revolutionize the software development tools market. So this is a known team to me and we’re real excited about what we’re doing over there. There’s a massive amount of innovation going on in digital marketing right now, as everyone knows, and we need to be able to invest aggressively in R&D to continue to be a driver of that advancement.
As mentioned above, the integration of Atomz is proceeding on plan. This transaction has proven as strategic as we thought it would be, as well as nicely accretive, proving out in excess of about 5% accretive on an EPS basis. Given the growth numbers Tom laid out, the organic growth plan is clearly working. If we can find more teams like Atomz to partner with, you might see us augment that organic growth with more selected M&A activity, but we’re in the fortunate position of not needing to buy anyone to continue growing this business.
I’d also like to reiterate the tax situation Tom mentioned, maybe to put in more simple terms. Irrespective of whether we flush our NOLs at year-end or not, we estimate we’ll be paying an approximate 20% cash tax rate in 2006. Given the uncertainty of when we flush it, we’re providing pro forma earnings based on that cash tax rate. At which point we do release the reserve, we’ll be forced to lower the pro forma earnings guidance to reflect a 38% tax rate, even though we’ll only be paying the 20% cash rate. If you’re a sell side analyst, please make sure your clients understand this situation, and if you’re on the buy side, please tell all your buy side friends.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Also note that during the quarter we release the reserve there will be a one-time surge in non-cash profits. We believe it most prudent to ignore this non-cash profitability, as well as ignore the non-cash tax charges we’ll be forced to report after the release. We run this business for cash-based earnings and believe that is how you should value it.
At this point, we’ll open up the lines for questions. Thanks.
QUESTION AND ANSWER
Operator
(OPERATOR INSTRUCTIONS)
And your first question comes from the line of David Hilal of Friedman Billings. Please proceed.
David Hilal — Friedman Billings — Analyst
A few questions, first just some customer metrics. What is the one-year contract value and what is the average length per customer?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, it’s still around $40,000 on one — if we look at our relationships across the analytics business, it’s about $40,000, I think it’s $39,000-something this quarter for the analytics business. Contract length is 17 to 18 months, so that’s been very consistent, Dave. And then in the Atomz business unit, it’s right about $25,000 one-year value. There, the average contract size for their new business did increase this quarter. We signed some large, for them, contracts, kind of in the $100,000 range, with some substantial HBX customers. So that drove the size of their average contracts up. Does that answer your question?
David Hilal — Friedman Billings — Analyst
It does, but I thought last quarter, I thought the one year contract value had dipped into the low $30,000s, if my notes are correct. So did it increase from last quarter or are my notes incorrect?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I think we blended the companies together last quarter and so if you take the $40,000 for HBX and the $25,000 for Atomz, you get something in the mid $30,000s.
David Hilal — Friedman Billings — Analyst
Okay, so — but individually it looks like HBX has held constant, Atomz started to see a little uptick?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes.
David Hilal — Friedman Billings — Analyst
Okay. And on the cross-sell opportunity, you mentioned the 25% of the Atomz, but the opposite of that question, what percent of the Atomz installed base were you able to go in and sell HBX into? Was there much success on that front?

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Not in the last quarter, no. The pipeline’s looking very interesting, though, I would tell you that. We’ve got some very interesting discussions with some of their clients and a great turnout. We got our Active Insights event next week in New York and we’ll have a lot of Atomz customers there looking at all the HBX products. It’ll also be interesting when we launch Bid. A lot of Bid is still kind of an open — it’s not a replacement sale. Most people are picking a Bid management tool and so we’ll probably get some pretty good traction within the Atomz base with Bid whereas at this point, web analytics is a little more mature, at least in kind of the top 5,000 websites.
David Hilal — Friedman Billings — Analyst
Right. Now, when you say the 25% for Search and Publish, I’m assuming Search is seeing more business than Publish. Is that accurate?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, it is.
David Hilal — Friedman Billings — Analyst
Okay. And, hey, Tom, on this restatement of the lease, you say looking forward expenses we had previously forecasted for the rest of ‘05 and ‘06 will no longer be incurred. So what dollar amount were you previously expecting and obviously goes to zero now?
Tom Willardson — WebSideStory, Inc. — CFO
About $160,000, $160,000, something like that.
David Hilal — Friedman Billings — Analyst
For ‘06?
Tom Willardson — WebSideStory, Inc. — CFO
For ‘05.
David Hilal — Friedman Billings — Analyst
Okay. And you had 82 in the first half?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes. So in other words, if you look at Q3 and Q4, there would have been $82,500 less as well, so it would have been $160,000 $165,000 for this year and then also for ‘06 it would have been in the $160,000 range.
Tom Willardson — WebSideStory, Inc. — CFO
Yes, so it’s about $40,000 a quarter, something like that.
David Hilal — Friedman Billings — Analyst

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Okay.
Tom Willardson — WebSideStory, Inc. — CFO
I mean it’s not a lot to move the needle, but it is a positive impact.
David Hilal — Friedman Billings — Analyst
Right. And then just last question and I’ll turn it over, on the competitive landscape, Omniture raised money earlier this year and WebTrends has since gone private, you know the whole deal. What has changed, if anything, from — on the competitive landscape?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
It’s really been the same. I mean, as it’s always been since we went public, an intensely competitive space where all the big deals are hotly contested. A lot of times we’re doing live pilots, head to head. And it’s WebSideStory, WebTrends and Omniture kind of the three largest companies, Coremetrics still solid in the online retail space.
David Hilal — Friedman Billings — Analyst
Got it.
Operator
Your next question comes from the line of Troy Mastin of William Blair and Company. Please proceed.
Troy Mastin — William Blair and Co. — Analyst
Wanted to ask first about the customers added in the quarter, 110 customers. I wanted to understand what this number means exactly. Are these brand new customers to either WebSideStory or Atomz? The root of the question is really if you do a cross-sell, say you sell Search or Publish to an HBX client, does that count in that 110 number?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
These are new contracts by product, I guess, Gary ? I’m looking at our guy who does all the analytics. So it’s a new contract by product, so if we sold Analytics into an Atomz customer, that would count in the 110.
Troy Mastin — William Blair and Co. — Analyst
Okay.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
So it’s a, call it a new product within the suite.
Troy Mastin — William Blair and Co. — Analyst
Okay. And I think you said 115 last quarter, if I’m correct. Is there anything...

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes.
Troy Mastin — William Blair and Co. — Analyst
...is there anything to read into the slight downtick? Is there seasonality here or anything else that would attribute the downtick or are there larger contracts, anything in that nature?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Well, July and August are always the slowest sales months in the technology business. I mean Europe basically shuts down. But I wouldn’t think it’s anything other than that. I mean and 115 over 110 is not a massive shift.
Troy Mastin — William Blair and Co. — Analyst
Okay, great. And then I have a few statements from your prepared remarks I wanted to try to clarify. First, the 10.9 million of deferred revenue, I think you had mentioned you had had a shift in the way you got paid from up front payments to quarterly payments. Can you elaborate on that a little bit?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I think what Tom was saying is we — if we sign more deals that are quarterly payment, you’re not going to see deferred revenue go up as much as a result of the same amount of one year bookings value. You follow me?
Troy Mastin — William Blair and Co. — Analyst
Yes, I do.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
So that’s what he was saying.
Troy Mastin — William Blair and Co. — Analyst
Any way to quantity how much that shift would have caused if you had maybe an apples to apples or is that too hard to figure out?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I wouldn’t try to figure it out on the fly.
Tom Willardson — WebSideStory, Inc. — CFO
Yes, we don’t really look at it that way.
Troy Mastin — William Blair and Co. — Analyst
Okay.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Jeff Lunsford — WebSideStory, Inc. — President and CEO
The way we run the business is really we look at the one year bookings value and then we look at attrition. I mean that’s the — those are the two input variables that really matter to the model. So back in the old days, it was easier when the space was less competitive to get a hopefully one-year contract paid up front. As you move upstream into the bigger deals, they don’t pay up front and the space has just gone to more of a quarterly billing just from a competitive standpoint. So with $32 million in the bank, we’re fine with that. We want the relationships. We’re not going to walk away from a deal because we can’t get paid up front.
Troy Mastin — William Blair and Co. — Analyst
Is the — ?
Tom Willardson — WebSideStory, Inc. — CFO
We have a few big customers, Troy , that want to get billed on a monthly basis and none of that hits deferred revenue.
Troy Mastin — William Blair and Co. — Analyst
Okay. Is this a number that might be relatively stable going forward then, despite your revenue growth?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
The $10.9?
Troy Mastin — William Blair and Co. — Analyst
Yes.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Well, it ought to grow somewhat with the way the business is growing, if you look back to our IPO.
Tom Willardson — WebSideStory, Inc. — CFO
I would never look at the change from period to period as a surrogate for our bookings change.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes.
Tom Willardson — WebSideStory, Inc. — CFO
That would be very misleading.
Troy Mastin — William Blair and Co. — Analyst
Okay.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I know it’s hard to do for you guys, but just look at the guidance.
Troy Mastin — William Blair and Co. — Analyst
On the guidance, then, I’ll move to that, you mentioned capitalization of some product development for things like Bid and you’ll no longer be doing that once that product is commercialized. So can you just explain what the impact of that is? You’ll start obviously to amortize those expenses and are there costs for the people developing that product that then will hit the P&L, so do we see sort of a double-barreled hit to expenses beginning in the first quarter of next year? I mean, not that significant but is that the effect?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes. The normalized ongoing R&D ought to be about 13% of revenue, plus or minus a point. I think this quarter it’s something like 11% because of this — you’re forced to capitalize the development of new products. And so you will then see that begin to be amortized over a three-year period and then you will see all those headcounts. And it’s been about $100,000 a month in rough numbers. You’ll see — so you’ll see $100,000 a month that has been being capitalized begin to be in the P&L, plus the amortization over three years, which I think the amortization to date is about $1.2 million, yes, so you can do the math over 12 quarters.
Troy Mastin — William Blair and Co. — Analyst
You mean the capitalization’s been 1.2 million or — ?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes.
Troy Mastin — William Blair and Co. — Analyst
Okay.
Tom Willardson — WebSideStory, Inc. — CFO
That’s all figured into our guidance, Troy.
Unidentified Audience Member
Right, right. Just wanted to understand, make sure I had a good handle on it.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes. And then, Troy, we do not foresee right now any major new products being developed next year because Bid will be going GA here in December. Everything we do is going to be — we don’t want to try and build too many products too fast and be spread too thin, so we’ll be pushing that hard. We’ll be working on the continued integration of Search and content management with Analytics, so you probably will not see any — I mean you might see tiny bits of capitalization next year, but probably not much.
Troy Mastin — William Blair and Co. — Analyst

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Okay. And then last one before I jump off, you had mentioned just above expectations with revenue, but a bit more on the earnings side and on operating profit, I think. Where on the cost line did you come in lower than you had expected and was there anything in particular that drove that? Thanks.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, I’d say about a half a penny of it was amortization because we originally had thought we’d go GA with Bid in, I think, October. So I think we did $0.132 so we would have done, call it $0.127, so we’d have still done $0.13 even without that. And then the rest is a little less sales and marketing and travel, just kind of the general catchall.
Tom Willardson — WebSideStory, Inc. — CFO
Yes, and I think Atomz has been helping on that now that we had a full quarter of Atomz. They’re pretty efficient on their marketing expenses and they’re booking pretty big deals and so relative to our revenues, we picked up 3 points in our sales and marketing expenses and, as Jeff mentioned, we picked something up on our technology development expenses because of the capitalization.
Troy Mastin — William Blair and Co. — Analyst
Okay.
Operator
Your next question comes from the line of Brad Whitt of RBC. Please proceed.
Brad Whitt — RBC — Analyst
Tom, can you give us a little color at this point, to the best of your ability, as far as what you think about VC stock overhang is at this point?
Tom Willardson — WebSideStory, Inc. — CFO
About the only thing, Brad, that we can really comment on is what has been filed by the VCs. We can’t really comment on more than that. Who knows what they’re thinking and what they might be doing. That’s their own affair, so we see what you see with respect to what they have filed.
Brad Whitt — RBC — Analyst
Well, how much stock does it look like is still out there?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Well, we had about 7 million shares of overhang and I think the public filings show that about 4 million have been sold. So you can look at roughly 3 million of the 7 million being left, but I’m talking very broad numbers. And then some of that’s locked up from the M&A deal, so you’d have to go piece it all together.
Brad Whitt — RBC — Analyst
Okay, that’s helpful. And, Tom, what about the — what’s your expectations for the gross margins? Is there still leverage there or should we kind of model that to be flattish going forward?
Tom Willardson — WebSideStory, Inc. — CFO

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
No, I think in the past couple of calls we said that between now and 2007 we might pick up a point or two, but you’re not going to see anything immediate in a 90 day period. So we’re probably going to be where we are and it’ll, between now and 2007, pick up a point or two.
Brad Whitt — RBC — Analyst
Okay. And did you give an international revenue number, Tom? I may have missed that.
Tom Willardson — WebSideStory, Inc. — CFO
No, but through the nine months our international revenue as a percent of total revenues has been pretty consistent at 15%, 15, 16%.
Brad Whitt — RBC — Analyst
Okay. And how about a total headcount and then sales rep headcount?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, I think total headcount’s right at about 210, Brad, and the sales reps, we’ve got 33 quota-carrying reps quoted on finding new business and they also sell into our base, the kind of every quarter about a third of our growth bookings come from existing customers. And then we’ve got about 14 quota-carrying CRM reps; they’re quoted on renewing their book of business to customers. So that’s 47 quota-carrying folks.
Brad Whitt — RBC — Analyst
Okay, that’s helpful. And, Tom, just curious, is there any — do you have any seasonality in renewals? Is there any quarter that’s particularly stronger than another in renewals in Q4?
Tom Willardson — WebSideStory, Inc. — CFO
No, it’s pretty evenly spread out. Traditionally Q4 has been a stronger quarter for bookings and I think that’s almost traditional in the buying habits of a lot of our customers that buy software. But it’s pretty evenly distributed.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
We did just renew one of our top two customers for another year; we extended that relationship for a year.
Brad Whitt — RBC — Analyst
Okay, great.
Operator
And your next question comes from the line of Safa Rashtchy , Piper Jaffray. Please proceed.
Safa Rashtchy — Piper Jaffray — Analyst
A couple of questions, first I believe that the growth in revenue mentioned is about — was about 58% or so this quarter and if I’m not mistaken, last quarter was 44%. First of all, are those numbers correct?

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes they are, Safa.
Safa Rashtchy — Piper Jaffray — Analyst
Okay. Could you talk about what helped the acceleration of the organic growth in here?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
It was a — we think it was — you know what the 44 was, was WebSideStory standalone. I think last quarter I talked about a 65% number, that if you looked at Atomz it kind of got confusing because we closed on May 5th, so the 44% was WebSideStory standalone. And so if you look at WebSideStory and Atomz together, last quarter it would have been about 65% and now we’re at 58%. So it’s kind of steady there now.
What I would tell you is pay close attention to our guidance on revenue for Q4 because Atomz launched a new product in Q4 of 2004 that was a huge success and so the comparisons are going to be more like the 40% numbers we’ve talked about with you guys historically going forward. So I’d ask nobody get excited about the 58 and run it through their models because the guidance is accurate, as it — I mean I think you guys have seen us now, whatever, this is five quarters, come in very accurately with both revenue and earnings.
Safa Rashtchy — Piper Jaffray — Analyst
Okay, so we should generally look at about 40% organic growth for both businesses plus or minus some seasonality or some big deals in a quarter or so?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, sir.
Safa Rashtchy — Piper Jaffray — Analyst
Okay. On Atomz , it seems like you had some pretty big deals signed up this quarter. You mentioned, which is unusual for Atomz. Were these just one-offs and just happened to have a good client who just wanted the whole deal or are just sell bigger packages from Atomz?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
They certainly weren’t one-offs. We’ve got many other of those similar types of discussions going on. What we’re seeing out there is the same thing we had heard before the acquisition that drove us to do the acquisition, which is the customers, large and small, are kind of frustrated with how many vendors they’re having to deal with to manage their digital marketing operations. And it’s the same thing that’s driving the success of Aquantive , as an example. You know folks that can come to them with portfolio solutions, they are absolutely open-minded and willing to listen to that. So we have plenty of exciting conversations going on in the sales pipeline and obviously we’ve got over 900 now HBX customers and some of them are some pretty great businesses. So we think things look good going forward.
Safa Rashtchy — Piper Jaffray — Analyst
Okay, great.
Operator
Your next question comes from the line of Mark May, Needham & Company

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Mark May — Needham and Co. — Analyst
A couple of quick questions for you. You mentioned the 47 reps, 33 and 14. Can you talk about your plans to — I guess what your hiring plans are with respect to those resources heading into next year?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes. I think you can consider that both of those numbers will grow by 30 to 35% and that it will be linear throughout the year. So it’s not like we’re going to run out and hire 11 more new business reps in December. We’ve consistently kind of grown the business on a quarter-by-quarter basis, so we might add two to three reps per quarter next year on new business and a couple on retention business.
Mark May — Needham and Co. — Analyst
Okay. And then I think historically I’ve had that roughly 60 to 65% of your customers were on quarterly payment terms and assuming that’s right, can you talk about what that percentage may have been in Q3 or where you see that headed given your earlier comments about the payment terms that were signed during Q3?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I think it’s not going to change dramatically. I mean I think most of our Service orders are quarterly payments. And the sales reps get paid on a cash basis, though, so if they’re smart, they’ll ask for all the cash upfront. And most of the deals are quarterly.
Mark May — Needham and Co. — Analyst
Okay. I think in answer to an earlier question, Jeff, you said the WebSideStory peer growth rate in Q2 was 44%. Not trying to split hairs, but I had 47% in my notes.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
That’s — I was going off of what I recollected, so I remembered it was in the 40s. And that was for the WebSideStory specific business.
Mark May — Needham and Co. — Analyst
Okay. In terms of your comments last quarter about sort of next achievable milestone of a $50,000 annual service fee, does that remain with another quarter of experience — after your Atomz acquisition, does that remain kind of the next achievable target for the company and can you talk a little bit qualitatively about a timeframe around that?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Well, yes, I think there’s two things that need to happen for us to get there. The first is that we need to successfully cross-sell and we just started that in earnest on May 5th when we closed Atomz because we couldn’t do that beforehand. And then we’re launching Bid in December and we’ve got these 12 beta customers already signed up. So we need to do both of those things. And then pricing in the market generally needs to hold steady.
And what I’ve said in the past is that pageview volumes in the market, which is kind of the primary driver of our Analytics business, and pages per website drives the Search business, are growing at 10 to 20% a year and so you’ve got room for some price compression to happen and to keep the pricing just consistent on your average deal size. So as long as that trend sort of maintains the same and we’re successful in cross-selling, then we think we can get to that $50,000.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
And what I said was if we can keep adding 100-plus customers a quarter, that’ll get us to business in ‘07. It could be that we end up adding 125, 150 customers a quarter and it stays at $40,000, I don’t know. What I was trying to paint is a picture that is very — it’s not some stretch, so it’s easy for you to think about, all right, can these guys keeps adding 100 or 120 or 150 customers a quarter and either it stays at $40,000 or they successfully get the cross-sell up and it goes to $50,000 on a blended basis over two years. And we think that that picture is very achievable.
Mark May — Needham and Co. — Analyst
Okay. All right, great.
Operator
Your next question comes from the line of Rich Baldry of First Albany Capital. Please proceed.
Rich Baldry — First Albany Capital — Analyst
Could you talk to me about what the comparable year ago figure would be to the 110 new customers or customers buying new applications in the quarter, try to get a year over year figure? And then maybe switch to this year it looks like the Q4 to Q1 seasonality has a lot more to do with taxes than it does to do with really sequential growth in the business or scalability. So post this year, would you expect Q4 to Q1 to show sort of a sequential earnings uptick in line with your sequential top line pattern? Thanks.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I think I understand your question. You’re saying that Q4 to Q1 from ‘04 to ‘05 went up, is that right? What are you asking?
Rich Baldry — First Albany Capital — Analyst
Really thinking about if the earnings guidance is far, call it sideways to maybe slightly down from Q4 to Q1 this year.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, that’s because taxes are going up
Rich Baldry — First Albany Capital — Analyst
Right.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
...5% to 20%, yes.
Rich Baldry — First Albany Capital — Analyst
So you wouldn’t expect to see that out years?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Exactly, yes. That’s just taxes going from 5 to 20%. If you do a — if you look at it on a pretax basis, I think the 14 to 15 for Q4 is more like 15 to 16 and I think the Q1 guidance is 15 — or 16 to 17 or something like that. So as I said, we want to continue to drive more profitability but we’re going to be a little more measured about it and take everything else we can generate and plough it back into sales and marketing and R&D. You know we’re still a tiny little $45 million business picking fights with some pretty big companies out there.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Rich Baldry — First Albany Capital — Analyst
Then on the year-ago figure for new customer applications comparable to the 110 figure this quarter?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, I have that coming up here and I have what WebSideStory added. I don’t have it at my fingertips the Atomz number. But the WebSideStory number was 70. We did 50, 70 — 50 in Q1 of ‘04, 70 in Q2, 70 in Q3, 90 in Q4, 100 in Q1, 115 in Q2, 110 in Q3.
Rich Baldry — First Albany Capital — Analyst
Thanks.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
And the 115 and the 110 were Atomz and WebSideStory combined.
Operator
Your next question comes from the line of Michael Huang of Think Equity. Please proceed.
Michael Huang — Think Equity — Analyst
A few quick questions for you guys. I know you had mentioned that bookings was at your expectations. Can you talk about what bookings growth was and maybe whether or not it was up or down versus the past quarters?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I can just say the same thing I said last quarter, which is our year to date bookings are in the range we modeled, which is 30 to 40% year over year growth. That was true last quarter and holds true this quarter.
Michael Huang — Think Equity — Analyst
Okay. So in terms of Bid, so I guess Bid is coming out a little bit later than you would have thought. I guess I was wondering if you could give some color on why that launch may be behind your original plans?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Because I’m an aggressive guy and I set aggressive dates for my development teams. It’s a two month slide from what I had originally wanted. One of those months falls in Q3 and one of them falls in Q4, so as I say, it’s like a half a penny in Q3 and a half a penny in Q4 and not enough to swing it either way. So when we raise earnings guidance, it wasn’t because Bid slipped, it’s because the business is outperforming our expectations. I want to make that clear.
And then it is a little more complicated to write to these APIs that the advertising endpoints have for you to write to and you have to be pretty darn diligent because in your QA process because if somebody — if you had a bug in the software that accidentally started bidding millions of dollars on a PPC network, we’re really the ones responsible if a bug is what causes that. And so we’ll exculp ourselves from liability, and on our sales contracts, but ethically we need to be very diligent in that as we start pumping real money orders into these PPC networks. So that’s probably, if I thought of any one thing that made it a little longer in development, that would be it.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Michael Huang — Think Equity — Analyst
Okay. Maybe in terms of the beta customers, any color on what type of these — customers these are? Are these your larger customers or smaller customers?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
There’s some very large keyword bidders in our beta, so it’s going to be really interesting. I mean this thing’s going to get slammed right from day one. So we’ll have a pretty rock solid product when we go GA.
Michael Huang — Think Equity — Analyst
All right. And I guess last question for you guys, it seems your streaming ecosystem is scaling nicely. I was just wondering if you could provide us a target kind of contribution from this channel over the next couple of years?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Well, the ecosystem, as we call it, has kind of two elements. One is the distribution side of the ecosystem, which is really the interactive agencies that we work with, and then the other side is the product side of the ecosystem, which is the 26 stream partners where we’re trying to hook up with their platforms so that our common customers have more interoperability.
So it’s hard to measure if these 26 product integration partners, they do refer business back and forth and we refer business back and forth, but it’s — if we’re going into a Responsys customer, and Responsys is a good email service provider partner, it’s going to help us win that business. So then on the distribution side, the interactives, there’s a more direct referral process.
And what I’ve said in the past holds true; about 25% of our deals have some influence factor from that distribution side of the ecosystem where we’re going into a customer that maybe uses Organic for their interactive. Organic knows us because we’ve got some other customers and they say yep, this is a good platform, we know how to use it, and so everybody feels good about going with HBX.
Michael Huang — Think Equity — Analyst
Great.
Operator
Your next question comes from the line of Wendell Laidley of RS Investments . Please proceed.
Wendell Laidley — RS Investments — Analyst
I had a question about the organic growth and I know it’s hard to maybe peel out the Atomz contribution, but if you look in a quarter-to-quarter basis, the core WebSide business grew very nicely organically, I think, what, 47% last quarter. Was it in that range or higher when you peel out the Atomz contribution this past quarter?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
It was in the 40s. And I’ve got my metrics sheet here Wendell — is it on here, Gary?
Wendell Laidley — RS Investments — Analyst

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
When you talked about 58% organic growth, that was for the blended business, right?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I’m sorry, Wendell, say that again?
Wendell Laidley — RS Investments — Analyst
I’m just trying to reconcile the 58% organic growth from last quarter. That was a core WebSideStory number, right?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
The 47% last quarter, yes.
Wendell Laidley — RS Investments — Analyst
I’m sorry, yes. And so what’s the apples-to-apples comparison this quarter? Is it in the same range?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, it’s more like 50 actually.
Wendell Laidley — RS Investments — Analyst
Okay, so the core WebSide organic growth was up a little bit sequentially and then the Atomz business is roughly in the same range?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes.
Wendell Laidley — RS Investments — Analyst
Okay.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Atomz is more like 60, 62 or something like that, and then that all blends down to 58. But again, that Atomz is comparing it to the last quarter before they launched their big FreeSearch Monetization initiative, which is — was a big success for them just overnight. They had 2,000 websites doing FreeSearch and then they syndicated paid listings into those 2,000 websites and bam, overnight they started generating by 25% of their revenue, they bumped their revenue by 25% overnight and it was almost all profit.
Wendell Laidley — RS Investments — Analyst
Okay. And when you talk about the 40% organic growth target for the blended business, you think of that as being equal growth rates for WebSideStory as well as Atomz, even though you operate as one unit now?
Jeff Lunsford — WebSideStory, Inc. — President and CEO

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Yes. And so what I — here’s what’s happening. The Analytics business and the sight search businesses are all growing in excess of 40, but that FreeSearch Monetization, let’s call it profit stream, is not growing, it’s just clipping along steady and a great funding source. So that drags down the growth rate a little bit, but we certainly aren’t complaining given the profitability of it.
Wendell Laidley — RS Investments — Analyst
Okay. And the commentary around the Bid management product slipping by a quarter, you thought that core business was going to offset what you otherwise might have expected from that product in Q4?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes. So we’re not — we had baked in revenue expectations for Bid into our guidance. As I said on the last call, they weren’t substantial because we think our average sale in Bid will be maybe $10,000 or something. But there was some in there. And then the over-performance in the core business meant that that two-month slide meant you didn’t have to take any revenue guidance down.
Wendell Laidley — RS Investments — Analyst
Okay. And you’ve been hoping to get 10K per year from each customer for Bid management. Any more insight now that you’ve been longer, you’ve had more time to spend with the beta customers, whether that’s an accurate number?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I have more insight than last quarter and I still think that’s a good number to shoot for. I think we’ll have some very large customers and then a lot of guys that are paying some of the other folks $25,000 that we can afford to do it at an 85% gross margin for 10 and we’ll take that business all day long and they’ll happily come to us if its integrated with our Analytics platform.
Wendell Laidley — RS Investments — Analyst
Okay. And just last question, I guess I’ll have to call you a liar as it relates to the margin guidance in the most recent quarters since you’re outperformed. Is there — do you have more confidence in the ability to hit those 40% organic growth rates on a sustainable basis given that you’re going to be reinvesting in the business at an accelerated rate relative to the last four quarters?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I guess what you’re referring to is when we hit the road for the IPO we said look, this business is so predictable we’ll rarely be — or rarely miss and we should always be within our guidance. And that held true for the first four quarters and so now we beat by a penny. That’s why we raised guidance for Q4 by a penny. So I — we still want to be accurate and we still don’t want anyone to think we’re trying to play games in low-balling so we can beat by a penny next quarter. And that’s contrary to the trend that a lot of the hedge funds want me to play when they say why didn’t you beat by a penny.
But we’re just — I’m a naval aviator and we’re trained to hit the three-wire and I like to kind of just say what we’re going to do and do it. So that’s why we raised to 14 to 15 in Q4 and I think that you should see guidance be accurate and maybe from time to time it’s a penny off. But as you can see now, based on the track record, this is a pretty darn predictable business.
Wendell Laidley — RS Investments — Analyst
Right. I guess what I’m getting at is in exchange for slower margin creep going forward, do I get a higher level of confidence in the sustainability of 40% organic growth?
Jeff Lunsford — WebSideStory, Inc. — President and CEO

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
I would just — you just look at the revenue guidance and so we held it steady and that — if we thought we were going to do more than that, then we might have raised that. We feel very confident in the revenue guidance for Q4 and then obviously the further out you get, the wider the band of possibility gets.
Wendell Laidley — RS Investments — Analyst
Right.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
So what I’d like to do is every penny of share is $200,000 and that could be six sales people. So in my perfect world, I’d have done $0.12 this quarter and hired six sales guys and have them on staff right now because 10 years from now that’s — and we’re still running the business, that’s what’s going to matter, not the extra penny we did in Q3.
Wendell Laidley — RS Investments — Analyst
Yes.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
That’s kind of how we’re thinking about it when I said in the script the management team’s here to grow this business. But we are going to do it profitably, we’re going to do it disciplined, we’re going to make sure that we don’t step backward unless we have some big tax thing kicking in, which is not controllable, that operationally we continue to get the benefit of margin expansion. But we’ve been coming out — going up at 2 to 3% a quarter and that’s pretty rapid margin expansion.
Wendell Laidley — RS Investments — Analyst
Right, okay.
Operator
Your next question comes from the line of Peter Scheidler of Peninsula Capital. Please proceed.
Peter Scheidler — Peninsula Capital — Analyst
I’m curious about the management in this respect. Twelve betas sounds like a lot of betas, number one, and I’m wondering why it’s that many. And then number two, what products are there, outside of Analytics, do you think will customers most likely gravitate to in the suite when they’re buying Bid?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
You sound like a grizzled software investor veteran. A guy who’s seen beta programs in the past, right?
Peter Scheidler — Peninsula Capital — Analyst
Yes.
Jeff Lunsford — WebSideStory, Inc. — President and CEO

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Well, culturally it’s interesting. This company has never really had a beta program because it’s been a pure ASP and when you have a single platform, it’s very difficult to take — back in the old days, they’d have 300 guys all run on the hit-box platform to allow five of them to work on the new platform. So they always just basically tested the heck out of the software and then rolled it into production. And so when we start this beta program, the software is going to be much more mature than you would see in a standard kind of shrink-wrap or enterprise ship on a CD software business because real money is going to be pumping through it, so that’s why we’re comfortable with a larger number of betas.
We’ve had, oh, five or six key customers involved in the development process itself, looking at UI renditions with us and things like that and talking about how it’s going to integrate with Analytics. So that leads me to your next question, which is which pull — which products should we get the most pull from if Bid becomes a foot-in-the-door kind of sale into somebody who’s using other guys for analytics and search and content. And I think that the deepest product synergy clearly exists with Analytics.
When you see this product and how well it flows with Analytics, I think you’ll be very impressed. You can be looking at your paid versus organic report on HBX and click on the keyword, whether it’s a paid keyword or an organic keyword, and it says “bid on this keyword” and then you pop right into Bid. So you never really — it’s not like two separate products. I mean it’s like added functionality to HBX. So you’re looking at the analytics that tell you what you want to do, you click right on the keyword, and pop right into the bidding process and so that’s where we’re going to see the most pull.
Peter Scheidler — Peninsula Capital — Analyst
So actually, is it reasonable to say that Bid — the Bid features out of the Analytics program will be one of the — could be a very significant pull because customers will see an instant gratification in that product.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
It could be, but...
Peter Scheidler — Peninsula Capital — Analyst
...return.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
It could be, Pete, and our expectations for that are all fully baked into our guidance.
Peter Scheidler — Peninsula Capital — Analyst
Good answer.
Operator
We have a follow-up question from Troy Mastin please proceed.
Troy Mastin — William Blair and Co. — Analyst
Yes, a couple of quick ones. I’m not sure if I heard the renewal rate or not.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Oh, yes. In the 90% range it’s been in, it’s been consistent.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Troy Mastin — William Blair and Co. — Analyst
Okay. And then I wanted to see if you could give insight on the 20% level that you referred to regarding sales into Search and Publish into HBX clients. Any idea where this would have been prior to the acquisition?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, that’s a good question. I was trying to think of that myself because when we acquired Atomz, we said look, 19% of our customers already overlap. So I was trying to figure out if we hadn’t bought them, would 19% of our new deals have overlap as well. And I don’t think it works that way, although pre-acquisition we were tightly partnered with them, so we had a lot of cross-sell activity going. So there would have been some and I really can’t know, Troy, what the number was.
The 25% was, I think, important for two reasons. One, there were two large $100,000 or higher deals in there and Atomz’ average sales is $25,000 for one year. So that told me that not only — we always knew the mid-market was going to be frustrated with multiple vendors and very receptive to the concept of an integrated suite because conversations with hundreds of customers led us to the strategy to begin with. I was cautious as to whether or not the very largest customers would kind of embrace that integrated suite and I was — we’ve been pleasantly surprised to see, Steve and I both, that both his large customers and our large customers are very interested in at least hearing the story.
And it’s — I was looking today at some of our good competitors out there and what they’re doing and two of them are just flat-out copying the strategy by going out and finding partners that do search or content management in response to what we’ve done. But I think owning and operating that integrated platform is much more effective long term for your customers than trying to partner up.
Troy Mastin — William Blair and Co. — Analyst
Can you give some context on the number of $100,000 deals you have total today versus maybe pre-Atomz? Any insight there?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
You mean within the Atomz business unit?
Troy Mastin — William Blair and Co. — Analyst
Yes, total customers you have that are above a certain threshold, if that’s $100,000 or if there’s a different number that you think is relevant today versus maybe where it was six months ago, just to help us gauge how successful you’re being in upgrading your clients to a multi-tiered approach.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
No, I think you just — you’ve got to look at that average of $40,000 and their average of $25,000 and blended average of, call it $35,000 or whatever it is, and that’s what really matters. This is not a business that we’re going to make or break by going out and finding the next $2 million deal.
Troy Mastin — William Blair and Co. — Analyst
Okay.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
This is a repeatable — let’s go find the repeatable wins that are profitable, that aren’t done on owner’s terms because somebody has a big brand and wants us to turn ourselves upside down and screw up our product roadmap to make them happy kind of business. We’re going to just stamp

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
out 10, 20, 30, 40, 50,000 and a couple of $0.25 million deals and maybe $0.5 million one here or there and do that day in, day out over the next five years. At least that’s what we want to do.
Troy Mastin — William Blair and Co. — Analyst
Okay. And then one final one, if I could. On the Bid side, do you have APIs into all the major search engines and networks? If not, what’s your visibility on getting those before you go to a full-scale launch?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
We’ve got them planned. The first release will connect to Google and Miva. The release coming right after that will then connect to Yahoo! And then everybody else will follow after that. So Google and Yahoo! are clearly the priorities.
Troy Mastin — William Blair and Co. — Analyst
And you say next release. When is release two?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
I don’t know. Let me get release one out and then we’ll talk.
Troy Mastin — William Blair and Co. — Analyst
Okay.
Operator
Your next question is also a follow-up question from the line of David Hilal. Please proceed.
David Hilal — Friedman Billings — Analyst
Great, two follow-ups. First, on Wendell’s question earlier, and maybe I’m going to beat a dead horse, but I can’t get the math to work. So Jeff, HBX organic growth in the quarter was 50% you said, and Atomz was 60, and you guys say the blended is 58. Given that HBX is larger than Atomz, I would have thought the blended average would be closer to 50 than closer to 60. You following me and am I doing something wrong?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, maybe Atomz was 70, 68 or something. Let me see if that’s on my grid here. Hold on. I know the blended number of 58 is the accurate number. In Q2 we grew 47% in Analytics and Atomz grew...
David Hilal — Friedman Billings — Analyst
70.
Jeff Lunsford — WebSideStory, Inc. — President and CEO
70. But that 70 they grew was their non-Google revenue, right, and so in Q3 the 58% was blended with Atomz, 52% was HBX only, so just do the math and figure out if Atomz is 25% of our revenue, what the Atomz number was. It’s not on my grid here.

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
David Hilal — Friedman Billings — Analyst
Okay, so if I assume Atomz is 25%, I can go backwards into that. Got it. And, Tom, how much do you anticipate capitalize in the Q4?
Tom Willardson — WebSideStory, Inc. — CFO
In Q4 it’s a function of when we go live, but probably two months worth out of the quarter.
David Hilal — Friedman Billings — Analyst
So your guidance assumes what dollar amount of capitalized R&D?
Tom Willardson — WebSideStory, Inc. — CFO
Okay, maybe about...
Jeff Lunsford — WebSideStory, Inc. — President and CEO
Yes, we’re thinking one month because it was...
Tom Willardson — WebSideStory, Inc. — CFO
It’s kind of a gray area between...
Jeff Lunsford — WebSideStory, Inc. — President and CEO
September and October were the two months and I said the half a penny flip from Q3 — half a penny in Q3 and half a penny in Q4 because when we go beta, we’re pushing real money through it. So by accounting standards, and this is how we want it, we’re done capitalizing. We would have rather never capitalized to begin with. I was reading Bill Burnham’s blog the other day and he said we don’t like people who capitalize software development. So I don’t want to be viewed as a company who does that. It’s unfortunately mandated.
David Hilal — Friedman Billings — Analyst
Sure, but what dollar amount do you anticipate to capitalize in the quarter?
Jeff Lunsford — WebSideStory, Inc. — President and CEO
$100,000.
David Hilal — Friedman Billings — Analyst
$100,000, good.
Operator
And at this time, gentlemen, I’m showing no further questions.
Jeff Lunsford — WebSideStory, Inc. — President and CEO

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Final Transcript
Nov. 02. 2005 / 5:30PM, WSSI — Q3 2005 WebSideStory, Inc. Earnings Conference Call
Thank you. We appreciate everybody attending and we’ll see you out there.
Operator
Once again, ladies and gentlemen, we thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.
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